Exhibit 99.1

Gaxos.ai Inc. Announces a 1:12 Reverse Stock Split Effective Pre-Market Opening on March 8, 2024

March 06, 2024 09:00 ET| Source: GAXOS.AI INC.

Roseland, NJ, March 06, 2024 (GLOBE NEWSWIRE) -- Gaxos.ai Inc. (NASDAQ: GXAI), (“Gaxos” or the “Company”), a company developing artificial intelligence applications across various sectors, today announced that it will effect a 1-for-12 reverse split of its issued and outstanding common stock effective as of 4:01pm Eastern Time on March 7, 2024. Commencing with the opening of trading on The Nasdaq Capital Market on March 8, 2024, the Company’s common stock will trade on a post-split basis under the same trading symbol, “GXAI”.

As a result of the reverse stock split, the CUSIP number for the Company’s common stock will be 62911P 300. As a result of the reverse stock split, every 12 shares of issued and outstanding common stock will be exchanged for 1 share of common stock, with any fractional shares being rounded up to the next higher whole share. Immediately after the reverse stock split becomes effective, the Company will have approximately 981,523 shares of common stock issued and outstanding.

About Gaxos.ai Inc.

Gaxos.ai isn’t just developing applications; it’s redefining the human-AI relationship. Our offerings span health and wellness as well as gaming. We’re committed to addressing health, longevity, and entertainment, through AI solutions.

Forward-Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements that involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s filings with the SEC.

Gaxos.ai Inc. Company Contact

Investor Relations
E: ir@gaxos.ai
T: 1-888-319-2499